Exhibit 10.1
                                                                    ------------

                         EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made this 27th day of FEBRUARY 2008 by and between Cross Atlantic Commodities Inc, a Nevada corporation (the "Company"), and JORGE BRAVO (the "Executive").

The Company presently employs the Executive as President and Chief Executive Officer.

The Board of Directors of the Company (the "Board) recognizes that the executive's contribution to the growth and success of the Company. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, as is deemed to be in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Employment.
     ----------

The Company hereby agrees to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

2.   Term.
     ----

The Employment of the Executive by the Company as provided in paragraph I will commence on the date hereof and end after five (5) years on February 27, 2013 unless extended as provided in Section 8 hereof, or, unless sooner terminated as hereinafter provided. In the event that the Company is sold, or there is a change in ownership removing the executive from his position as President and Chief Executive Officer, the remainder of the executives salary shall become part of the purchase price, and the executive shall receive full payment in cash
(USD) for the remainder of the term of the contract. Should the contract, for any reason, be terminated by the Board of Directors the remainder of the contract will, within 10 days of termination, be paid to the executive in cash
(USD).

3.   Position and Duties.
     -------------------

The Executive shall serve as President and Chief Executive Officer of the Company and shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Board, during the term of this Agreement the Executive shall be a member of the Board of Directors. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

4.   Place of Performance.
     --------------------

In connection with the Executive's employment by the Company, the Executive shall be based in Broward Counties in Florida, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

5.   Compensation and Related Matters.
     --------------------------------

(a) Salary. During the period of the Executive's employment hereunder the Company shall pay to the Executive a salary at a rate of not less than $150,000 per annum in equal installments as nearly as practicable on a bi-weekly basis consistent with Company policy, less any salary paid to the Executive by affiliates of the Company for services rendered to such affiliates. This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments (including any increased salary payments) hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary hereunder. Should, for any reason, the company not pay the executives salary, the executive can elect to accrue the unpaid salary, or direct the company to issue the compensation in the form of stock or stock options. Should the election be to take stock, the company shall be obligated to incur all expenses related to that transaction, which shall include transfer fees, attorney fees and any state or federal tax liabilities.

     The executive, when under paid, may seek to subsidize his income with Consultant work, which is paid to the company. The company will fully reimburse the executive any fees paid to the company as a result of said consultancy.

     The adjustment of non-paid income and/or election of method that the executive chooses to be paid may be, at the executives sole decision be determined at anytime during the term of the contract. However, the price of the stock and the number of shares to be issued shall be determined by the Bid price at the time the election is made.

(b) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.


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


(c) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in all of its employee benefit plans or arrangements providing the Executive with at least equivalent benefits thereunder. The Company shall not make any changes in such plans and arrangements which would adversely affect the executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other officers of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the executive hereunder in respect of any calendar year during which the executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

(d) Stock Options. The Company shall authorize the grant of stock options, under a Stock Option Plan that has been adopted by the Company, to the Executive.

(e) Bonus. The Company shall pay Executive an annual bonus in an amount equal to five percent (5%) of the pre-tax income or net cash-flow, whichever is greater, of the Company and its subsidiaries on a consolidated basis (determined in accordance with generally accepted accounting principals, after all deductions, including depreciation, but not including any federal, state or local income tax obligations. The Company shall pay such bonus to Executive within ten (10) days after the date the Company receives its audited financial statements from its accountants for the fiscal year with respect to which the bonus is to be paid, or if audited financial statements are not prepared for such fiscal year, within ninety (90) days of the expiration of such calendar year. Such Bonus amount shall not be less than twenty- percent (20%) of the Executive's annual compensation. The executive, at his sole discretion, can wave, and lower the bonus amount based upon the company's financial position. Once waved or lowered, the executive would have no rights to accrue the amounts waved or lowered for future payment.



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

Payments otherwise due the Executive pursuant to the Company's bonus plan will not be made if the Executive's employment is terminated pursuant to Section 6(c) hereof prior to the Company's fiscal year-end. If the Executive's employment is terminated for any reason other than pursuant to Section 6(c) hereof, the Executive shall receive his bonus prorated in accordance with the number of days in the Company's fiscal year during which he is employed. If the Executive's employment is terminated, for any reason other than cause, as described in 6(c), on or after the Company's fiscal year-end, but before actual payment of the Company's year-end bonus in September, the Executive shall be entitled to his bonus payment Absent written consent, after a Change in Control of the Company (as defined below), no action or inaction by the Executive within ninety (90) days following the occurrence of the events described in 6(d)(A)(i), 6(d)(A)(ii) or 6(d)(A)(iii) hereof shall be deemed consent to such events; (b ) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after for the previous year.

6.   Termination.
     -----------

The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

(a) Death. Upon the executives death this employment agreement will be terminated. The remainder of the contract shall be paid to the executives heir or beneficiary as provided for in this contract Reference (7b).

(b), Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, the Company may terminate the Executive's employment hereunder.


(c) Cause. The Company shall have the right to terminate the employment of Executive under this Agreement, as well as any and all compensation to which Executive would otherwise be entitled hereunder ( except for compensation to which Executive is entitled through the date of such termination and any benefits referred to in Section 5 hereof in which Executive has a vested right under the terms and conditions pursuant to which such benefits were granted), only in the manner set forth in this Section 6 if, and only if, Executive shall have committed any of the following acts (any such act being hereinafter referred to as an " Act of Cause"):



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


     (i) Executive, other than as a result of circumstances described in Sections 6(a), 6(b) or 6(d) hereof, shall have repeatedly failed to perform his material duties hereunder (other than by reason of disability) or shall have willfully breached in any material respect his other obligations as set forth herein; provided. however. the Company shall first have notified Executive in writing, and in reasonable detail, as to the manner in which Executive has so failed to perform his duties or breached his other obligations hereunder and Executive, within thirty (30) days thereafter, shall have failed to cure such failure or breach within 60 days.

     (ii) Executive shall have committed gross negligence in the performance of his duties or obligations hereunder which shall have resulted in a material loss to the Company;

     (iii) Executive shall have been convicted of any felony or have committed any material act of proven dishonesty against the Company;

     (iv) Executive shall have breached Sections 10 or 11 hereof in any material respect.

     In the event the Company elects to terminate Executive's employment hereunder as set forth above, the Company shall give written notice to such effect to Executive, which notice shall describe in reasonable detail the actions of Executive constituting the Act of Cause, and Executive's employment under this Agreement shall thereupon terminate as of a date to be specified in such notice, which date shall not be less than fifteen (30) days after the delivery of such notice. In no event shall the termination be caused by failure or discrepancies due to compliance issues contained within the Sarbanes-Oxley Act and the certification required by the Executive.

(d) Termination by the Elective. The Executive may terminate his employment hereunder (A) for Good Reason or (B) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

For purposes of this Agreement, "Good Reason" shall mean (a) a Change in Control of the Company (as defined below), or (b) a material breach by the Company of any of the Executive's rights hereunder, including (i) a decrease in the total amount of the Executive's base salary below the level set forth in Section 5(a), or a decrease in the bonus percentage to which the Executive is entitled under
Section 5(e), (ii) a reduction in the responsibility and authority of the Executive without the Executive's consent, as determined by the Executive in his reasonable



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


discretion, (iii) a geographical relocation of the Executive without his consent; or (iv) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement no such purported termination shall be effective). Absent written consent, no action or inaction by the Executive following the occurrence of the events described in the definition of Good Reason shall be deemed consent to such events.

For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if(Y) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act for 1934 (the "Exchange Act"), other than a current holder of 10% of the Company's outstanding Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly , of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (Z) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive ( other than termination pursuant to subsection (a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty
(30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the d-ate on which a Notice of Termination is given, provided that ifwithin thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination, notifies the other party that a dispute exists concerning the termination, the Date of

Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award


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


or by a formal judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

7.   Compensation Upon Termination or During Disability.
     --------------------------------------------------

(a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to
Section 6(b ), or Section 6( d)(B) hereof, provided that payments so made to the Executive during the first 180 days of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment. The Executive's year-end bonus shall be paid in a pro rata amount to compensate the Executive proportionately for days worked prior to the beginning of his disability period.

(b) In the event the Executive's employment is terminated by his death, the Company shall pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding bi-weekly pay day, and bi-weekly thereafter until a total of twenty-six (26) payments has been made, an amount on each payment date equal to the bi-weekly salary payment payable to the Executive pursuant to Section 5(a) hereof at the time of his death. If the Executive dies before payment of the Company's year-end bonus for any year in which Executive has worked, the bonus payment to which the Executive is entitled will be made directly to the Executive's spouse, or if he leaves no spouse, to his estate. Any bonus payment made pursuant to this Section shall be paid pro rata based on the number of days in the fiscal year that the Executive worked prior to his death.

(c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary through the date of delivery to him of a Notice of Termination at the rate in effect at the time Notice of Termination is given, and the Company shall have no further obligations to the Executive under this Agreement.

(d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Section 6(b) or 6(c) hereof (it being understood that a purported termination pursuant to Section 6(b) or 6(c) hereof which is disputed and determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good" Reason:

     (i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.



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     (ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance to the Executive an amount equal to the product of (A) the Executive's annual compensation pursuant to Section 5 hereof, in effect as of the date of Termination, multiplied by (b) five (5) such payments, in a lump sum on or before the fifth day following the Date of Termination.

     (iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee benefits plans which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof at the rate of compensation specified herein, and including all legal fees and expenses incurred by him as a result of such termination.

(e) I.R.C. Section 28OG. Notwithstanding any provision in this Agreement to the contrary , if all or any portion of the payments or benefits received or realized by Executive either alone or together with other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute a "parachute payment' within the meaning of Section 28OG of the Internal Revenue Code of 1986, as amended ( or any successor section), and the regulations promulgated thereunder (the "Code"), and/or any corresponding and applicable state law provision, such payments or benefits provided to Executive shall be reduced by reducing the amount of payments or benefits payable to Executive pursuant to Section 7 of this Agreement to the extent necessary so that no portion of such payments shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided, however, that such reduction shall only be made if, by reason of such reduction, Executive's net after-tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this section 7( e), "net after-tax benefit" shall mean the sum of (i) the total amount received or realized by Executive pursuant to this Agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) all other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company and -any of its affiliates that would constitute a "parachute payment" within the meaning of
Section 28OG of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by Executive (based upon the rate in


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effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by
Section 499.9 of the Code and any corresponding and applicable state law provision.

(f) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect for the continued benefit of the Executive for five (5) years all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred. However, in no event will the Executive receive from the Company the employee benefits contemplated by this Section 7(f) if the Executive receives comparable benefits from any other source, other than the Company's parent company, affiliate, or successor corporations.

8.   Renewal of Term of Agreement.
     ----------------------------

At the end of each full year this Agreement is in effect, the Agreement shall be automatically renewed for an additional five (5) years, unless the Company notifies the Executive that he is in default of any of the provisions of this agreement; such notice to be delivered at least ninety days prior to the end of the full year. Upon notice of non-renewal, the Executive will be entitled to the protection of this Agreement for the remaining term of the Agreement, subject to all other provisions of this Agreement.

The provisions of this Agreement shall survive any merger, acquisition or change of control (as defined in this agreement).

9.   Counsel Fees and Indemnification.
     --------------------------------

(a) The Company shall pay, or reimburse to Executive, the reasonable fees and expenses of Executive's personal counsel for their professional services rendered to Executive in connection with this Agreement and the matters related thereto.

(b) In the event that either party hereto shall assert a default in the performance by the other party of any obligations hereunder, in addition to any and all other rights or remedies which the prevailing party may obtain in any arbitration and/or litigation, the prevailing party shall also be entitled to receive all arbitration and/or court costs and reasonable attorneys' fees incurred by such party in enforcing or defending his or its rights hereunder.


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

(c) The Company shall indemnify Executive to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time ("DGCL "). The Company shall advance fees and expenses to Executive to the full extent permitted by Section 145 of the DGCL, provided that Executive provides an undertaking reasonably acceptable to the Company's board of directors to repay such advancement if Executive is ultimately determined not to be entitled to indemnification. The provision of this Section 9 shall survive the termination of this Agreement. The Company shall indemnify and hold Executive harmless to the maximum extent permitted by law against judgments, fees, amounts paid in settlement and reasonable expenses, including attorney's fees incurred by Executive, in connection with the defense of, or as a result of any action or proceeding ( or any appeal from any action or proceeding) in which Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

The undertakings of sub-paragraphs (a) and (b) above are independent of, and shall not be limited or prejudiced by the undertakings of this subparagraph (c).

(d) The Company further represents and warrants: (i) that the Company shall endeavor to obtain directors and officers liability insurance coverage, if it is available at reasonable rates, and that Executive shall be covered and insured up to the maximum limits provided by such insurance which the Company obtains and maintains and (ii) that the Company will exert its best efforts to maintain such insurance in effect throughout the term of Executive's employment.

(e) The Company hereby warrants and represents that the undertakings of payment, indemnification and maintenance of insurance covering Executive set out in Section (a), (b), (c) and (d) above are not in conflict with the articles of incorporation or bylaws of the Corporation or with any validly existing agreement or other proper corporate action of the Company.

10.  Non-Competition Review.
     ----------------------

(a) During the term of this Agreement and, if the Executive's employment is terminated pursuant to 6(b), 6(c), or 6(d) hereof and the Executive receives all compensation to which he is entitled under this Agreement, for three years after such termination, Executive will not, without prior written approval of the Board of Directors of the Company, become an officer, employee, agent, partner, or director of any business enterprise in substantial direct competition ( as defined below) with the Company.


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10 (a) This same restriction shall apply if the Executive receives, for whatever reason, such compensation as is contemplated by Section 7(d) of this Agreement.

(b) For the purposes of this paragraph 10, a business enterprise with which Executive becomes associated as an officer, employee, agent, partner, or director shall be considered in "substantial direct competition" with the Company if it is engaged in the pharmaceutical business, or any other business in which the Company is doing business at the date of termination, anywhere in the continental United States.

(c) In the event that any court of competent jurisdiction determines that any provision of this Section 10 is invalid or unenforceable under applicable law, then the parties hereto agree that such court shall enforce such provision to the maximum extent permitted by applicable law.

11.  Confidentiality.
     ---------------

The Executive acknowledges that, in and as a result of his employment hereunder he will be making use of, acquiring and/or adding to confidential information of special and unique nature and value relating to such matters as the Company's trade secrets, systems, procedures, manuals, confidential reports and lists of clients, as well as the nature and type of services rendered by the Company, and the equipment and methods used by the Company. As a material inducement to the Company to enter into this Agreement, and to pay to the Executive the compensation refereed to in this Agreement, Executive covenants and agrees that he shall not, at any time during or following the term of his employment hereunder, directly or indirectly, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by the Company.

 In the event of a breach or threatened breach by the Executive of any of the provisions of this paragraph 11, the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Executive, or by Executive's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

12.  Successors: Binding Agreement.
     -----------------------------

(a) This Agreement shall be binding upon and shall inure to the - benefits of the parties hereto and their successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such


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succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder, if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before determined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, hem, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder, if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

13.  Notice.
     ------

For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid" addressed as follows:


If to the Executive:                         Jorge Bravo
                                             2057 Island Circle
                                             Weston, Florida 33326



If to the Company:                           Cross Atlantic Commodities Inc.
                                             2800 Glades Circle #124
                                             Weston, Florida 33327



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or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.  Miscellaneous.
     -------------

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement hereby supercedes all previous agreements. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

15.  Validity.
     --------

The validity or un-enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

16.  Counterparts.
     ------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.  Arbitration.
     -----------

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitration, in Boca Raton, Florida, in accordance with the rules of the American Arbitration Association then in effect. Judgment ...may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of paragraph 11 herein, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. The expense of such arbitration shall be borne by the Company.


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


IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


Cross Atlantic Commodities Inc.               WITNESS:                DATE:

 /s/ Michael Enemaerke
----------------------------------------
Michael Enemaerke, Chairman of the Board


EXECUTIVE:



 /s/ Jorge Bravo
----------------------------------------
Jorge Bravo




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